Exhibit 10.1

ACKNOWLEDGEMENT AND AMENDMENT NO. 2
REGARDING EMPLOYMENT AGREEMENT

Reference is made to that certain Employment Agreement (“Employment Agreement”) between ARTISTdirect, Inc., a Delaware corporation (the “Company”), and Jonathan V. Diamond (“Employee”), effective July 28, 2005. Capitalized terms used herein and not defined shall have the meanings given to them in the Employment Agreement.

For valuable consideration, the receipt of which is hereby acknowledged, the parties hereto acknowledge and agree that the date “July 1, 2006” set forth in the second sentence of Section 2 of the Employment Agreement shall be deleted and replaced with “August 31, 2006.”  The parties hereto acknowledge and agree that there will be no further extensions of such date.

Except as expressly set forth in this Acknowledgement and Amendment No. 2, the terms and provisions of the Employment Agreement shall continue unmodified and in full force and effect.   This Acknowledgement and Amendment No. 2 shall be governed and construed under the laws of the State of California, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Acknowledgement and Amendment No. 2, effective as of the 19th day of June, 2006.

“EMPLOYEE”	“COMPANY”

Jonathan V. Diamond	ARTISTdirect, Inc.

/s/ Jonathan V. Diamond	By:	/s/ Frederick W. Field
Jonathan V. Diamond		Frederick W. Field
	Its:	Chairman